UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 9, 2024
Vail Resorts, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware		001-09614	51-0291762
(State or Other Jurisdiction of Incorporation or Organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

390 Interlocken Crescent
Broomfield,	Colorado		80021
(Address of Principal Executive Offices)			(Zip Code)

(303)	404-1800
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	MTN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 9, 2024, David Shapiro, Executive Vice President and General Counsel of Vail Resorts, Inc. (the “Company”) informed the Company that he will be leaving the Company to pursue a new career opportunity. Mr. Shapiro will remain with the Company through February 23, 2024 to support the transition to his successor.

Item 8.01. Other Events.

On February 15, 2024, the Company issued a press release regarding the above change and the appointment of Julie DeCecco, the Company’s existing Vice President, Deputy General Counsel, as Executive Vice President, General Counsel, effective immediately. The release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.

Ms. DeCecco, 52, has been with the Company since 2017, and has served as the Deputy General Counsel since 2018. As Deputy General Counsel, Ms. DeCecco oversaw the legal support for the Company’s mountain operations, hospitality, retail & rental, IT, marketing, procurement, and corporate governance and securities. Ms. DeCecco also previously had responsibility for the Company’s real estate portfolio and oversaw the Company’s community relations function.

Item 9.01. Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release, dated February 15, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vail Resorts, Inc.
Date: February 15, 2024	By:	/s/ Angela A. Korch
Angela A. Korch
Executive Vice President and Chief Financial Officer